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     This Agreement, entered into this ___ day of March, 1998, by and between
Allen Field Co., Inc., a New York corporation with its principal place of business at 144 Allen Boulevard, Farmingdale, New York 11735 ("Allen Field"), and Electronic Hardware Corp., a New York corporation with its principal place of business at 320 Broad Hollow Road, Farmingdale, New York 11735 ("EHC").

     WHEREAS, Allen Field desires to contract for the engineering consulting, manufacturing and importing services of EHC, and EHC desires to perform such services on behalf of Allen Field; and

     WHEREAS, it is the desire of EHC to secure a right of first refusal to commercially exploit certain manufactured items; and

     WHEREAS, Allen Field may from time to time become aware of business opportunities with such manufactured items.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and among the Parties as follows:


1. Term. The term of this Agreement shall commence as of the date first written above and end on March 31, 2003 (said period is hereinafter referred to as the "Term").


2. Services. EHC agrees to perform for Allen Field, on an exclusive basis, the following services:

     (a) Provision of general engineering consulting services to Allen Field in connection with, and in furtherance of, the development and expansion of Allen Field's products and business; and

     (b) Manufacture and/or import of certain Allen Field products on a time and materials basis. The decision to fulfill the manufacturing and importing requests of Allen Field shall be made solely by EHC in its exercise of reasonable discretion.


3. Limitation of EHC's Product Development.

     Notwithstanding any provision to the contrary contained herein, EHC shall not develop or manufacture products in the Product Line (as defined in Section
5), except upon the written approval of Allen Field.




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4. Rights Granted to EHC.

     (a) Subject to the terms of this Agreement, in the event Allen Field, or any of its officers, directors, employees or agents, becomes aware of an opportunity to manufacture, sell or market items not currently produced or sold by it (the "Opportunity"), Allen Field shall first advise EHC of such Opportunity in writing, stating the nature of such Opportunity.

     (b) EHC shall have the first right to commercially exploit such Opportunity (the "Right"), and shall provide written notice to Allen Field of its exercise of the Right within thirty (30) days from the date of receipt of notice of such Opportunity. In the event EHC fails to exercise the Right or fails to give Allen Field timely notice, then Allen Field may utilize the Opportunity in any manner it chooses.


5. Limitation of the Right.

     The Right granted hereunder shall not include opportunities for manufactured items that are within Allen Field's present product line of (1) point of sale display items, (2) plastic hardware for the kitchen, bath and furniture industries, and (3) endcaps for cylinders and mailing tubes (the "Product Line").


6. Remedies.

     If Allen Field breaches, or threatens to commit a breach of any of the provisions contained herein, EHC shall have the following rights and remedies (upon compliance with any necessary prerequisites imposed by law for the availability of such remedies), each of the rights and remedies being independent of the other and severally enforceable, and all of the rights and remedies being in addition to, and not in lieu of, any other rights and remedies available to EHC under law or in equity:

     (a) The right and remedy to have the Agreement specifically enforced by any court having equity jurisdiction, including, without limitation, the right to have restraining orders and injunctions (preliminary, mandatory, temporary and permanent) entered against Allen Field preventing violations of such covenants, threatened or actual, and whether or not then continuing, it being acknowledged and agreed that any such breach will cause irreparable injury to EHC and that money damages will not provide an adequate remedy to EHC;

     (b) The right and remedy to require Allen Field to account for and pay over to the EHC all compensation, profits, monies, accruals, increments or other benefits derived or received by it primarily as the result of any transactions constituting a breach of the Agreement. Allen Field shall promptly account for and pay over such sums to EHC.


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7. Arbitration.

     Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association in the City of New York. Judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.


8. Termination of the Agreement.

     The parties may terminate this Agreement and the terms contained herein only by a written instrument signed by both parties or upon expiration of the Term.


9. Waivers and Amendments.

     This Agreement and any of the terms contained herein may not be amended, superseded, canceled, renewed, extended or waived, unless by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of either party to insist upon performance of any terms or conditions of the Agreement shall not be construed a waiver of future performance of any such term, covenant or condition, and the obligations of either party with respect thereto shall continue in full force and effect.


10. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


11. Assignment.

     This Agreement, and Allen Field's rights and obligations hereunder, may not be assigned by Allen Field. Any purported assignment by Allen Field in violation hereof shall be null and void. EHC may assign this Agreement and its rights hereunder.




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11. Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                           Allen Field Co., Inc.



                                           By: /s/ Harry Goodman
                                               ---------------------------------
                                                  Harry Goodman, Vice President


                                           Electronic Hardware Corp.


                                           By: /s/ Andrew Franzone
                                               ---------------------------------
                                                  Andrew Franzone, President


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